                                                                   EXHIBIT 10.92

                    HEALTHCARE COMPARE EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of the 23rd day of May, 1991, by and between HealthCare COMPARE Corp., a Delaware corporation headquartered in Illinois (the
"Company"), and Mary Anne Carpenter (the "Employee").

                                   WITNESSETH

     WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company.

     1. Employment. The Company hereby agrees to employ the Employee as set forth hereinafter, and Employee agrees to diligently and faithfully serve the Company on the terms and conditions hereinafter set forth. Employee agrees to perform such other duties as may be assigned during the term of this Agreement.

     2. Term. Subject to the provisions for earlier termination as hereinafter provided the term of employment shall be for a period of three (3) years commencing on May 23, 1991, and terminating on May 23, 1994, provided, however, this agreement shall automatically renew and the term hereof shall be extended for one year after the expiration of the Initial Term unless one party shall give the other party not less than One hundred and twenty (120) days advance written notice prior to the last date of the current term hereof that said party is not extending the term hereof.

     3. Duties. The Company hereby employs the Employee as the Senior Vice President- Review Operations, with responsibilities and duties as are assigned by, and subject to the supervision of the Executive Vice President and Chief Operating Officer of the Company and for such other duties as may, from time to time, be delegated to Employee by the Chief Operating Officer or his designee, which duties shall include but shall not be limited to the overall supervision of the Company's Review Operations, with direct reporting responsibilities to the Executive Vice President and Chief Operating Officer of the Company, or any other person(s) so directed.

     4. Full-Time. During the term of this Agreement, Employee agrees to devote Employee's entire time, attention and energies to the business of the Company. Employee shall not be associated with, consult, advise, work for, be employed by, or contract with or otherwise devote any of the Employee's time to the pursuit of any other work or business enterprises which are in any ways directly or indirectly competitive with the Company or any of its subsidiaries whether as an employee, officer, director, consultant, creditor, security holder or otherwise (except that Employee may own up to 2% of the shares of stock of any corporation competitive to the Company whose securities are traded on a national securities exchange or on the over-the-counter market).

     5. Compensation. For services to be rendered by the Employee hereunder in whatever capacity, the Company agrees to pay the following compensation to
Employee:

           (a) Salary. Employee shall receive an annual salary of One Hundred and Seventy-five Thousand ($175,000) effective May 23, 1991. This salary shall be subject to annual increases on February 1 equal to the CPI rate for the previous calendar year, and shall be payable at such time and manner as may from time to time be effective and in force for similar employees of the Company, but not less often than semi-monthly.

          (b) Expenses. The Company shall reimburse the Employee upon submission by the Employee of expense reports with substantiating vouchers in accordance with the Company's reimbursement policy for all reasonable expenses incurred by Employee in connection with the performance of services thereunder.

          (c) Vacation. The Employee shall earn a total of three weeks paid vacation for the first ten years of service and four weeks paid vacation over ten years of service Vacation time shall be taken with due consideration for the services required of Employee and to the requirements of the Company.

     7. Illness, Incapacity and Death.

          (a) If, because of illness or other incapacity, Employee shall fail for a period of thirty (30) consecutive days or for shorter periods aggregating thirty (30) days in any consecutive twelve (12) month period to render services contemplated hereunder, the Company may, in its sole discretion and judgment, fix a date on which it is deemed that the Employee became disabled and, at the Company's option may terminate the term of Employee's employment hereunder by giving written notice thereof to the Employees effective on the dates set forth in such notice (which date shall not be less than ten (10) business days after the mailing of such notice).

          (b) In the event of the death of the Employee during the employment term, the employment term shall terminate on the date of Employee's death.

     8.   Termination Without Cause and Voluntary Termination.

          (a) Anytime after the first year of this Agreement, without cause and without any liability to the Company, the Company may terminate this Agreement at any time upon one hundred and twenty (120) days notice to the Employee. In such event, the Employee, if requested by the Company, shall continue to render services and shall be paid Employee's regular compensation up to the date of termination.

          (b) If the Employee shall voluntarily terminate his employment hereunder, the Company shall only be obligated to pay or cause to be paid to Employee in a lump sum, an amount equal to (i) such amounts as the Employee shall be entitled to receive under the terms of retirement and investment plans of the Company, to the extent such plans permit such amount to be paid and subject to and in accordance with applicable law and any beneficiary designation made by the Employee in the plan which law and beneficiary designation shall prevail, (ii) payment in respect of all accrued and unused vacation time, as established in the Company's then current benefit plan, and (iii) payment in respect of all accrued but unpaid compensation. Upon such termination and such payment Company shall have no further obligation or liability to Employee.

     9. Termination With Cause. If any of the following events occur during the term of employment hereunder, the Company shall have the right to terminate immediately the term of Employee's employment without any liability to the Company.

          (a) Employee commits a material and willful breach of this Agreement which is not cured within five business days after the Company notifies the Employee of such breach.

          (b) Employee refuses to follow a lawful and reasonable order or direction of an officer of the Company.

          (c) Employee commits an act which gives the Company cause for terminating Employee. For purposes of this Agreement, "cause" shall include, without limitation, the reasonable belief of the Company of the Employee's dishonesty, theft, failure to follow Company policies or procedures, willful misconduct or disregard of duties.

          (d) Employee, in the sole judgment of the Company, is not performing the duties assigned to him in a manner acceptable to Company or in a manner consistent with Company's established procedures or policies.

      10. Confidentiality and Competition.

          (a) In consideration of the substantial benefits to be provided hereunder to the Employee by the Company, and in recognition of the fact that the Employee shall occupy a position of trust and confidence with the Company, Employee acknowledges that Employee has acquired and hereafter will acquire valuable and confidential information of a special and unique nature relating to such matters as the Company's trade secrets, systems, procedures, manuals, confidential reports, employee rosters, client lists, software systems, products, business and financial methods and practices, plans, pricing, selling techniques, and special processes involved in designing, assembling and operating computer programs and the application there of to hospital utilization review and other related electronic data processing information respecting the Company's present and prospective clients, and the particular business requirements of the Company's present and prospective clients, including the methods used and preferred by the Company's clients and fees paid by such clients. In addition, Employee has developed and may develop further on behalf of the Company a personal acquaintance of the Company's clients and prospective clients, which acquaintance may constitute the Company's only contact with such clients. As a consequence thereof, Employee has occupied and will occupy a position of trust and confidence with respect to the affairs of the Company, its products and services. In view of the foregoing and in consideration of the remuneration to be paid to Employee hereunder, Employee acknowledges and agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that he make the covenants contained in this Paragraph 10 regarding his conduct during and subsequent to his employment by the Company and that the Company will suffer irreparable injury if Employee engaged in any conduct prohibited thereby. Employee represents Employee's experience and/or abilities are such that the observance of the aforementioned covenants will not cause the Employee any undue hardship, nor will it unreasonably interfere with Employee's ability to earn a livelihood. Employee and the Company further agree that the covenants contained in this Paragraph 10 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of these covenants.

          (b) Employee, while in the employ of the Company or at any time thereafter, will not, without the express written consent of the Company, directly or indirectly communicate or divulge, or use for the benefit of Employee or of any other person, firm, association or corporation, any of the Company's trade secrets or other confidential information, including, solely by way of illustration, the matters mentioned in Subparagraph (a) of this Paragraph 10, which trade secrets and confidential information were or will be communicated to or otherwise learned or acquired by Employee in the course of Employee's employment with the Company, except the Employee may disclose such matters to the extent that disclosure thereof is required (a) by a court or other governmental agency of competent jurisdiction. During the term of this employment with the Company, Employee will not contact, with a view towards selling any product or service competitive with any product or service sold or proposed to be sold by the Company, any person, firm, association or corporation (i) to which the Company provided its services or
(ii) which Employee solicited, contacted or otherwise dealt with on behalf of the Company. During the term of his employment by the Company, Employee will not directly or indirectly make any such contact, either for the benefit of Employee or on behalf of any other person, firm, association or corporation to make any such contact. During the term of Employee's employment by the Company, Employee will not directly or indirectly have any interest in any corporation, firm or business (other than the Company) which is engaged in a business in any area of the world in which the Company engages in such business, whether as any employee, director, officer, consultant, creditor, security holder or otherwise (except that he may own up to 2% of the shares of stock of any such corporation whose stock is listed on a national securities exchange or is traded on the over-the-counter market). Employee and the Company acknowledge that the Company presently conducts business in several jurisdictions within the United States.

          (c) Upon the voluntary or involuntary termination of employment during the term hereof for any reason whatsoever, Employee agrees that, for the period of one year from the date thereof, Employee will not directly or indirectly have any interest or involvement in any corporation, firm, or business (other than the Company) which is or becomes involved in any business activity of the Company as presently conducted or as hereafter conducted during the employment term, whether such interest or involvement is as an employee, director, officer, consultant, creditor, security holder or otherwise (except that he may own up to 2% of the shares of stock of any such corporation whose stock is listed on a national securities exchange or is traded on the over-the-counter market). In addition, for such period the Employee shall not, directly or indirectly, for the purpose of engaging in any activity of the Company, as presently conducted or as hereafter conducted during the employment term, call upon, solicit, divert, take away, contact, approach or deal with any person who is client or employee of the Company during the employment term in order to obtain utilization review business from such person or to cause such person to terminate his employment with the Company, as the case may be. Notwithstanding anything herein to the contrary, the Company and the Employee agree that the Employee shall be permitted to become an officer, employee, director or consultant with any insurance carrier, consulting firm or other entity which is engaged in health care consulting or health care data processing, provided that such business does not provide for utilization review, and that he shall be further entitled to be employed by any professional standards review orgarzation, professional review organization, state medical society, foundation for medical care or multi-sited company whose principal business is not health care.

          (d) In the event of a breach or threatened or intended breach of this Agreement and the foregoing covenants by the Employee, Employee and the Company agree that the Company shall be entitled to the following particular forms of relief, in addition to remedies otherwise available to it a law or in equity:

          (i) In the event Employee breaches or threatens to breach any provision of this Paragraph 10, Company shall be entitled to injunctions, both preliminary and permanent, enjoining or restraining such breach or threatened or intended breach, and Employee hereby consents to the issuance thereof forthwith by any court of compentent jurisdiction;

          (ii) In the event Employee breaches any provision of this Paragraph 10, ascertainment of the exact amount of the Company's damages is acknowledged to be difficult, if not impossible, and therefore the parties hereto fix, as liquidated damages to be paid by the Employee to the Company upon the account of any such breach and not as a penalty, the aggregate consideration received for the provision of services or introduction of competitive activities arising as a result of such breach.

     11. Severability. Each paragraph, clause, sub-clause and provision of this Agreement shall be severable from each other, and if for any reason the paragraph, clause, sub-clause or provision is invalid or unenforceable, such invalidity or unenforceability shall not prejudice or in any affect the validity or enforceability of any other paragraph, clause, sub-clause or provision hereof. This Agreement and all of the provisions hereof shall be read and construed so as to give full effect thereto, subject only to any contrary provision of law to the extent that, when this Agreement or any provision hereof would have been read and construed as being void and ineffective but for the provisions of this Paragraph 11, it shall nevertheless be a valid agreement or provision, as the case may be, to the full extent to which it is not contrary to any provision of law.

     12. Assignments. No right under this Agreement shall be subject to assignment by other parties without the consent of such other party thereto, which consent shall not be unreasonably withheld, provided, however, that the Company shall reserve the right to assign this Agreement without consent pursuant to any corporate reorganization, merger, or other transaction involving the change of control or a change in form of the Company.

13.  Miscellaneous.

          (a) This instrument contains and evidences the entire agreement of the parties hereto with respect to the employment of the Employee.

          (b) Failure on the part of either party to insist upon strict compliance by the other with respect to any of the term, covenants and conditions hereof, shall not be deemed a waiver of such term, covenant or condition.

          (c) In the event of litigation under this Agreement, the court shall have discretion to award the prevailing party reasonable attorney's fees.

     14. Governing Law. It is the intention of the parties hereto that all questions with respect to the construction, formation, and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Illinois. The parties hereto submit to the jurisdiction of the courts of Illinois in respect to any manner or thing arising out of this agreement pursuant hereto.

  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement in the State of Illinois as of the day and year first above written.

                                          The Company:
                                          HealthCare COMPARE Corp.


                                           By:  James C. Smith
                                               ------------------------------
                                           Its:  President and
                                                 Chief Executive Officer


                                           Employee:

                                                Mary Anne Carpenter
                                           -----------------------------------
                                           Mary Anne Carpenter


pme
5/23/91